Exhibit 1(b)

                             MUNIYIELD FLORIDA FUND


         The undersigned, constituting a majority of the Trustees of MuniYield Florida Fund (the "Trust") , a Massachusetts business trust, hereby certify that the sole shareholder of the Trust and the Trustees of the Trust have duly adopted the following amendment to the Declaration of Trust of the Trust dated January 21, 1992 (the "Declaration of Trust").

VOTED: The Declaration of Trust be and it hereby is amended to restate the language of Article II Section 2.2 in the following manner:

                           2.2 Term of Office of Trustees. The term of office of all of the Trustees named herein, or elected or appointed prior to the first annual meeting of Shareholders, shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof. Beginning with the Trustees elected at the first annual meeting of Shareholders, the term of each Trustee shall expire at the next annual meeting of shareholders following the election or appointment
                           of  such   Trustee   and   upon  the   election   and
                           qualification of his successor or at such time as may otherwise be provided by the By-Laws adopted or amended pursuant to Section 2.7 hereof. The Trustees shall be elected by the affirmative vote of the holders of a majority of the Shares present in person or by proxy at an annual meeting of Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this
                           Article;   provided,   however,  that  the  Preferred
                           Shareholders voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for such purpose, shall elect at least
                           two  (2)  Trustees  at  all  times,  and,   provided,
                           further, that the Preferred  Shareholders voting as a
                           class   shall  elect  at  least  a  majority  of  the
                           Trustees, which number of Trustees shall be increased appropriately in order to effectuate such rights after giving effect to resignations of Trustees, (i) if at any time the dividends on the Preferred Shares shall be unpaid in an amount equal to two (2) full years dividends on the Preferred Shares, with such representation to continue until all dividends in arrears shall have been paid or otherwise provided for, or (ii) pursuant to the designations and powers,
                           preferences   and  rights  and  the   qualifications,
                           limitations and restrictions of the Preferred Shares as determined in accordance with Section 6.1 hereof. Each Trustee elected shall hold office until his successor shall have been elected and shall have qualified or until such time as may otherwise be provided in the By-Laws adopted or amended pursuant to Section 2.7 hereof; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by the remaining Trustees, specifying the date when such removal shall become
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                            effective,  provided,  however,  that  the  Trustees
                            elected by one class of shares shall have no power to so remove any Trustee elected by another class of Shares; (c) any Trustee who requests in writing to be retired or who has become incapacitated by
                            illness   or  injury   may  be  retired  by  written
                            instrument   signed  by  a  majority  of  the  other
                            Trustees, specifying the date of his retirement; and
                            (d) a  Trustee  may be  removed  at any  meeting  of
                            Shareholders   by  a  vote  of   two-thirds  of  the
                            outstanding Shares of the class or classes of Shares of beneficial interest that elected such Trustee. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed
                            Trustee.   Upon  the  incapacity  or  death  of  any
                            Trustee,  his legal representative shall execute and
                            deliver  on  his  behalf  such   documents   as  the
                            remaining Trustees shall require as provided in the preceding sentence.

         IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article X, Section 10.3(c) of the Declaration of Trust, as of the 14th day of February, 1992.

                                       /s/ Arthur Zeikel
                                       --------------------------------------
                                       Arthur Zeikel
                                       279 Watchung Fork
                                       Westfield, NJ 07090

                                       /s/ Kenneth S. Axelson
                                       --------------------------------------
                                       Kenneth S. Axelson
                                       75 James Point Road
                                       Rockland, ME 048410

                                       /s/ Herbert I. London
                                       --------------------------------------
                                       Herbert I. London
                                       715 Broadway
                                       New York, NY 10003

                                       /s/ Joseph L. May
                                       --------------------------------------
                                       Joseph L. May
                                       222 Fourth Avenue North
                                       Nashville, TN 37159

                                       /s/ Andre F. Perold
                                       --------------------------------------
                                       Andre F. Perold
                                       Dillon 34
                                       Soldiers Field Road
                                       Boston, MA 02163